SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 17, 2003

                           ENZON PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                        0-12957                 22-2372868
(State or other jurisdiction of          (Commission              (IRS Employer
        incorporation)                  File Number)             Identification)

                685 Route 202/206, Bridgewater, New Jersey 08807
               (Address of principal executive offices) (Zip Code)

       (Registrant's telephone number, including area code: (908) 541-8600

     ----------------------------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 5. Other Events

      On June 17, 2003, Enzon Pharmaceuticals, Inc. announced that the Company and Fresenius Biotechnology, a division of Fresenius, have signed an agreement in which Fresenius will license to Enzon exclusive North American rights to develop and commercialize ATG-Fresenius S, a polyclonal antibody preparation used for T-lymphocyte suppression in organ transplant patients and currently marketed by Fresenius in over 60 countries worldwide.

      Enzon intends to initiate a Phase III clinical program for this product subject to, and in accordance with, the U.S. Food and Drug Administration (FDA) requirements during the first half of calendar year 2004. Under the terms of the agreement, Enzon will be responsible for the costs related to the North American clinical development and regulatory approval and Fresenius will be responsible for the drug supplies and all manufacturing aspects necessary to obtain US regulatory approval.

      For the first indication, Fresenius will provide clinical supplies at no charge to Enzon. Fresenius will receive two separate milestone payments of $1 million each, the first payment upon FDA approval of an Investigational New Drug Application and the second at the submission of a Biologics License Application. Upon the commercialization of the product in North America, Enzon will purchase the finished product from Fresenius at a specified percentage of net sales.

      ATG-Fresenius S is a polyclonal antibody preparation. As opposed to monoclonal antibodies, the product targets a range of antigens on activated T-cells and depletes T-cells that otherwise would result in an immunologic attack on the transplanted organ leading to its rejection. For solid organ transplantation, ATG Fresenius S has been shown to be very effective, typically leading to a substantial improvement of graft survival. ATG-Fresenius S more recently has been administered conveniently as a single high dose just prior to the surgical procedure. ATG-Fresenius S is approved outside the United States for the prevention of organ rejection and the treatment of acute rejection episodes. Moreover, clinical experience with ATG-Fresenius S for conditioning regimens and prevention of graft versus host disease in bone marrow transplantation has been described.

      Except for the historical information herein, the matters discussed in this filing include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based upon a number of factors, which are described in the Company's Form 10-K, Form 10-Q's and Form 8-K's on file with the SEC, including without limitation, Enzon's dependence on Schering-Plough's effective marketing of PEG-INTRON; Enzon's ability to sustain profitability; risks in obtaining and maintaining regulatory approval for indications and expanded indications for Enzon's products; market acceptance of and continuing demand for Enzon's products; timing and results of clinical trials and the impact of competitive products and pricing, All information in this press release is as of June 17, 2003, and the Company undertakes no duty to update this information.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2003


                                              By: /s/ Kenneth J. Zuerblis
                                                  ---------------------------
                                                  Kenneth J. Zuerblis
                                                  Vice President, Finance and
                                                  Chief Financial Officer